UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/11/2012

Teavana Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-35248

Delaware	20-1946316
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3630 Peachtree Road NE, Suite 1480
Atlanta, GA 30326

(Address of principal executive offices, including zip code)

(404) 995-8200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets

On June 11, 2012, Teavana Canada, Inc., a subsidiary of Teavana Holdings, Inc. (the "Company"), completed its acquisition of substantially all of the assets of Teaopia Limited, which currently operates 46 retail store locations in Canada that sell tea and tea-related merchandise (the "Transaction").

The Transaction was completed pursuant to the terms of the previously disclosed Asset Purchase Agreement, dated as of April 15, 2012, by and among Teavana Corporation, Teavana Canada, Inc., Teaopia Limited and the Principals listed thereon (the "Asset Purchase Agreement").

This summary is qualified in its entirety by reference to the terms of the Asset Purchase Agreement attached as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on April 16, 2012, which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The Company will file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Current Report on Form 8-K, which filing is due no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The Company will file the financial information required by Item 9.01(b) of Form 8-K by an amendment to this Current Report on Form 8-K, which filing is due no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teavana Holdings, Inc.

Date: June 15, 2012	By:	/s/ David V. Christopherson
David V. Christopherson
Vice President & General Counsel